Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Keane Group, Inc.:

We consent to the use of our report dated March 20, 2017, with respect to the balance sheet of Keane Group, Inc. as of December 31, 2016, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Houston, Texas

February 1, 2018